Exhibit 10.1

Exhibit 10.1

MDU Resources Group, Inc.
2010 Annual Award Opportunity Chart

Name	Title	2010 Base Salary ($)	Threshold ($)	Target ($)	Maximum ($)

Terry D. Hildestad	President and Chief Executive Officer MDU Resources Group, Inc.	750,000	187,500	750,000	1,500,000
Vernon A. Raile1	Executive Vice President, Treasurer and Chief Financial Officer MDU Resources Group, Inc.	–	–	–	–
Doran N. Schwartz	Vice President and Chief Financial Officer MDU Resources Group, Inc.	252,675	31,270	125,079	250,158
John G. Harp	President and Chief Executive Officer MDU Construction Services Group, Inc.	450,000	73,125	292,500	585,000
William E. Schneider	President and Chief Executive Officer Knife River Corporation	447,400	72,703	290,810	581,620
Steven L. Bietz2	President and Chief Executive Officer WBI Holdings, Inc.	350,000	56,875	227,500	455,000
(1)    Mr. Raile received no award due to his retirement on February 16, 2010.

(2)	Mr. Bietz also has five individual performance goals relating to WBI Holdings, Inc.’s safety results, and each goal that is not met will reduce his annual incentive award payment by 1%.